CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-230773, 333-224501, 333-237510, and 333-254865) and Form S-3 (No. 333-232041) of Smartsheet Inc. of our report dated March 31, 2020 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
March 25, 2022